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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 1, 1998

                              CEC PROPERTIES, INC.
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             [Exact Name of Registrant as specified in its Charter]


Delaware                               0-188                     13-1919940
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[State or other                 [Commission File No.]           [IRS Employer
jurisdiction of                                              Identification No.]
Incorporation]



           1500 W. Balboa, Suite 201, Newport Beach, California 92663
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               [Address of principal executive offices; Zip Code]


Registrant's Telephone No., including Area Code (949) 673-2282


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                  Former address, if changed since last report


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Item 2.  Acquisition or Disposition of Assets.
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         On October 1, 1998, Registrant acquired substantially all of the assets of First Golf Corporation, a South Dakota corporation, located in Tempe,
Arizona. First Golf manages the construction of golf courses and has built 25 courses since 1987, most recently having completed Harbor Links in Nassau
County, Long Island, New York.

         The assets acquired consist primarily of nine contracts and proposals for future construction of golf courses. Construction is currently in progress as to three of those contracts. Additionally, Registrant will assume management of three courses currently managed by First Golf.

         Registrant paid or will pay an aggregate of $200,000 cash and 640,000 shares of its common stock for the assets acquired. The exact amount of shares to be delivered will be determined by the earnings from Registrant's new First Golf subsidiary over the next two years as well as the price of Registrant's common stock in the public market. Depending upon such factors, the amount of shares could be reduced by up to 336,000 shares or increased by as much as an additional 445,440 shares.

         Sam Gunderson, President of First Golf, has entered into a five-year employment agreement with Registrant whereby he will continue as President of Registrant's golf course construction entity.

Item 7.  Financial Statements and Exhibits.
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         (a)(b) Financial statements of the business acquired will be filed within 60 days after the date of this Report.

         (c)    Exhibits

                  (2)      Asset Purchase Agreement, marked Exhibit 2.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CEC PROPERTIES, INC.


Dated:  October 8, 1998                     By: /S/ Paul Balalis
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                                               Paul Balalis, President


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